UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to the Ligand Incorporated Incorporated (the “Company” or “Ligand”) Current Report on Form 8-K dated September 24, 2008 is being filed solely to provide further information regarding the calculation of the consideration to securityholders of Pharmacopeia, Inc., a Delaware corporation (“Pharmacopeia”).

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 24, 2008, Ligand entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Pharmacopeia, Margaux Acquisition Corp, a direct wholly-owned subsidiary of the Company (“Merger Sub 1”) and Latour Acquisition, LLC, a Delaware limited liability company (“Merger Sub 2”). Under the Merger Agreement, the Company will acquire Pharmacopeia pursuant to a two-step merger, whereby Merger Sub 1 will merge with and into Pharmacopeia, with Pharmacopeia as the surviving corporation, and Pharmacopeia will immediately thereafter merge with and into Merger Sub 2, with Merger Sub 2 as the surviving entity (collectively, the “Merger”).

Under the terms of the Merger Agreement, Ligand would issue approximately 0.58 of a share for each outstanding Pharmacopeia share, subject to certain adjustments for cancelled stock options, such that current Ligand stockholders would own approximately 84% of the combined company and Pharmacopeia stockholders would own approximately 16%. This exchange ratio is applicable if the average closing price of Ligand common stock falls in the range of $3.00 and $3.75 during a specified period prior to the closing date. At prices between $3.75 and $4.50, value is fixed at $66 million, and the exchange ratio would decrease as prices increased within that range. At prices above $4.50, the exchange ratio would be fixed at 0.49 for one. At prices between $3.00 and $2.38, value is fixed at $52.8 million, and the exchange ratio would increase as prices decreased within the range, subject to limitations set forth in the Merger Agreement. Pharmacopeia stockholders would receive some cash consideration in addition to shares of Ligand common stock at prices below $2.93 and above $2.38. Below $2.38, the consideration would be comprised of shares of Ligand common stock at a 0.60 for one exchange ratio plus the right to receive a proportionate share of $10 million in cash. At prices below $1.65, Pharmacopeia has the right to terminate the Merger Agreement. In addition, each share of Pharmacopeia common stock will be entitled to receive one contingent value right (“CVR”), which is subject to the terms and conditions of the Contingent Value Right Agreement described below.

The Company and Pharmacopeia each made representations, warranties and covenants in the Merger Agreement that are similar to those made by parties in similar business combinations. The Merger is subject to customary closing conditions, including obtaining the approval of Pharmacopeia’s stockholders and termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Board of Directors of the Company and Pharmacopeia have approved the Merger and the Merger Agreement. Pharmacopeia has agreed, unless the Merger Agreement is terminated earlier, to cause a stockholders meeting to be held, for the purpose of considering approval of the Merger and the Merger Agreement. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Pharmacopeia may be required to pay a termination fee of $3.375 million and/or reimbursement of actual documented reasonable expenses up to a maximum of $1.4 million.

The Company expects to incur substantial additional costs in connection with the Merger, including costs associated with severance payments, repayment of outstanding debt, advisors’ fees and other transaction-related expenses.

Contingent Value Rights Agreement

At the closing of the Merger, the Company, Pharmacopeia and a rights agent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement. The CVR Agreement sets forth the rights that former Pharmacopeia securityholders will have with respect to each CVR to be held by them after the closing of the Merger. The CVR Agreement provides for the payment of an aggregate of $15 million in cash payable to the holders of the CVRs if, on or prior to December 31, 2011, Ligand enters into a license or sale agreement related to DARA (as defined in the CVR Agreement) or any other agreement for the development, marketing or sale of DARA, or any option to enter into such agreement, with any party other than Bristol-Myers Squibb Company or any of its affiliates.

Additional Information and Where to Find It

Ligand intends to file with the SEC a Registration Statement on Form S-4, which will include a proxy statement of Pharmacopeia and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the stockholders of Pharmacopeia. Investors and security holders of Pharmacopeia are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about Ligand, Pharmacopeia and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Ligand or Pharmacopeia with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to Ligand’s Investor Relations website at www.ligand.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Pharmacopeia by going to Pharmacopeia’s Investor Relations page on its corporate website at www.pharmacopeia.com. Investors and security holders of Pharmacopeia are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pharmacopeia in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on April 29, 2008, and annual report on Form 10-K filed with the SEC on March 5, 2008.

Pharmacopeia and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pharmacopeia in favor of the proposed transaction. Information about Pharmacopeia’s executive officers and directors and their ownership of Pharmacopeia common stock is set forth in the proxy statement for the Pharmacopeia 2008 annual meeting of shareholders, which was filed with the SEC on March 24, 2008. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Pharmacopeia and its respective executive officers and directors in the acquisition by reading the proxy statement regarding the merger, which will be filed with the SEC.

Item 7.01.	Regulation FD Disclosure.

Ligand and Pharmacopeia will host a joint conference call on September 24, 2008 at 5:00 p.m. Eastern time to discuss the planned merger and a business overview. A live audio webcast of the management presentation will be available at http://www.ligand.com. Alternatively, callers may listen to the conference call on the phone by dialing (877) 356-5578 from the U.S. or (706) 679-0565 from outside the U.S. The passcode for the call is 65791831.

The presentation materials attached hereto as Exhibit 99.1, and incorporated by reference herein, will be made available by Ligand on its website. A copy of the joint press release issued by Ligand and Pharmacopeia announcing the merger is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

By filing the information in this Item 7.01 of this Current Report on Form 8-K, Ligand makes no admission as to the materiality of any information in this report. The information contained in the script is summary information that is intended to be considered in the context of Ligand filings with the SEC and other public announcements that Ligand makes, by press release or otherwise, from time to time. Ligand undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Presentation Materials (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)

99.2	Press release dated September 24, 2008 (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 24, 2008	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)

99.2	Press release dated September 24, 2008 (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)